Exhibit 10(i)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 9 of Registration Statement No. 333-50540 of MetLife Investors Variable Annuity Account One on Form N-4 of our report dated April 13, 2004 relating to MetLife Investors Variable Annuity Account One, and our report dated April 12, 2004 relating to MetLife Investors Insurance Company (which report expresses an unqualified opinion and includes an explanatory paragraph referring to the change in method of accounting for goodwill and other intangibles to conform to Statement of Financial Accounting Standards No. 142), both appearing in the Statement of Additional Information in Post-Effective Amendment No. 7 to Registration Statement No. 333-50540, which is incorporated by reference under this Post-Effective Amendment No. 9 of such Registration Statement, and to the reference to us under the heading “Experts” in the Statement of Additional Information, which is incorporated by reference under this Post-Effective Amendment No. 9 of such Registration Statement.

/s/ DELOITTE & TOUCHE LLP

St. Louis, Missouri

July 15, 2004